SETTLEMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------


     INSTRUCTIONS TO EMPLOYEE: This is an important legal document. For that reason, you are advised that:

     You have the right to consult with an attorney, and you should consult with an attorney, before signing.

     You have up to twenty-one (21) days to consider this Agreement. After signing the Agreement, you may revoke the Agreement within seven (7) days. The Agreement will become effective seven (7) days after you sign it.


     James G. Treybig ("Treybig") and Tandem Computers Incorporated ("Tandem") entered into an employment agreement dated as of May 19, 1995 (the "Agreement"). As of January 10, 1996 Treybig and Tandem entered into an amendment to the Agreement (the "Amendment") which superseded an amendment entered into as of December 11, 1995, the Agreement as amended being hereinafter referred to as the Amended Agreement. This Settlement Agreement and General Release (the "Release") is being entered into pursuant to the requirements of Section 5 of the Amendment.

     Accordingly, for and in consideration of the commitments set forth herein and in the Amended Agreement, Treybig and Tandem agree as follows:

     1. Tandem and Treybig agree (i) that Treybig's employment with Tandem was terminated effective as of January 10, 1996, (ii) that such date was the last day of Treybig's Period of Employment with Tandem for purposes of the Amended Agreement, and (iii) that Treybig will not be entitled to any of the benefits of any employee benefit program of Tandem accruing after said date except as set forth in the Amended Agreement.

     2. Concurrently with the execution and delivery of this Release, Tandem shall pay Treybig $4,837,643 in full satisfaction of Treybig's claim pursuant to clauses (i), (iii), (vi) and (vii) of Section 2 and pursuant to Section 3 of the Amendment. The parties acknowledge that the payment required by clause (ii) of
Section 2 of the Amendment will be made on the date referred to in such clause.

     3. Except as provided in the Amended Agreement and by any indemnification agreement or bylaw applicable to Treybig in his capacity as an employee, officer or a director of Tandem or pursuant to California Labor Code Section 2802 or similar provision of law, Treybig, his representatives, heirs, successors, and assignees, do hereby completely release and forever discharge Tandem and its parent, affiliated, and subsidiary corporations, and their shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (referred to hereinafter collectively as "Tandem") from all claims, rights, demands, actions, obligations, labilities, and causes of action of any and every kind, nature, and


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character whatsoever, known or unknown, which Treybig may now have or has ever had against Tandem including, without limitation, those arising from or in any way connected with the employment of Treybig by Tandem or termination thereof, whether based on tort, contract or any federal, state or local law, statute or regulation, including but not limited to any claims Treybig may have under the federal Age Discrimination in Employment Act (29 U.S.C. Section 621, et seq.) or the California Fair Employment and Housing Act. It is understood and agreed that Treybig's rights to indemnification under Tandem's bylaws shall be determined under Tandem's bylaws as in effect on the date hereof, or as such bylaws may be amended from time to time hereafter to the extend any such amendment provides broader indemnification rights than were provided before such amendment.

     4. Treybig further agrees that he will not file, nor cause to be filed, in any court or with any governmental agency, any action, claim, or charge against Tandem arising from or in any way connected with his employment with Tandem, including, without limitation, the termination thereof, except to enforce his rights under the Amended Agreement or under any indemnification agreement or bylaw applicable to Treybig in his capacity as an employee, officer or a director of Tandem or pursuant to California Labor Code Section 2801 or similar provision of law.

     5. It is understood and agreed that this is a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to Treybig which may have arisen or may be connected with the employment of Treybig by Tandem or the termination thereof. Treybig hereby waives any and all rights or benefits which he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     In that regard, Treybig hereby acknowledges that he may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained may give rise to additional complaints, actions, causes of action, claims, demands and debts in the future. Nevertheless, he acknowledges that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, he does nevertheless intend hereby to release, acquit and forever discharge Tandem from any and all such unknown claims including damages which are unknown or unanticipated, except as provided in Paragraphs 3 and 4 above.

     6. Treybig hereby agrees that he accepts the termination of his employment with Tandem and that he shall not seek reinstatement or reemployment with Tandem at any time. Treybig expressly waives any and all rights he may have to reemployment with Tandem; provided, however, that this Release shall not affect any written consulting agreement entered into between Tandem and Treybig either prior or subsequent to the date hereof.


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


     7. It is understood and agreed that except to the extend disclosed by Tandem, the Amended Agreement and this Release, and each and every provision thereof and hereof, shall be confidential and shall not be disclosed by Treybig to any person, firm, organization or entity, of any and every type, public or private, for any reason without the prior written consent of Tandem, unless required by law.

     8. Treybig agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Tandem any Proprietary Information except as specifically authorized in writing by Tandem. As used in this paragraph, "Proprietary Information" means any information in whatever form, tangible or intangible, directly related to the business of Tandem or any affiliated company of Tandem, unless: (i) the information is or becomes publicly available through lawful means; (ii) the information was rightfully in Treybig's possession, or part of his general knowledge, prior to his employment by Tandem; or (iii) the information is disclosed to Treybig without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of its, directly or indirectly, from Tandem.

     9. It is understood and agreed that this is a compromise settlement of a disputed claim, or disputed claims, and that the furnishing of the consideration of this Release shall not be deemed or construed at any time or for any purpose as an admission of liability by Tandem. The liability for any and all claims is expressly denied by Tandem.

     10. Treybig and Tandem agree that they have been represented in the negotiation of this Release by individuals of their own choosing, that they have read this Release and fully understand its legal effect, that this Release contains all of the promises which they have made, and that they are entering into this Release freely and not on the basis of promises which are not stated in this Release. Treybig specifically acknowledges that he has been advised to consult an attorney regarding the terms of this Release. Treybig further acknowledges that he has had at least twenty-one (21) days to consider and evaluate the terms of this agreement, and that he understands that this Release is revocable for seven (7) days after its execution.

     11. Any dispute between Treybig and Tandem arising from Treybig's employment with Tandem, including termination thereof, and any dispute as to the violation of any provision of this Release shall be resolved by arbitration, which arbitration shall be conducted in accordance with the provisions of
Section 7.11 of the Amended Agreement.

     12. This Release shall not be construed as an admission by Tandem or Treybig or any violation of law, or breach of any legal or contractual duties, or of any other improper conduct by Tandem, Treybig or anyone else.


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     13. The terms of this Release shall be governed by the laws of the State of
California. In the event that any term of this Release shall be found to be null and void, the remaining terms shall continue to have full force and effect.


                                             /s/ James G. Treybig
Dated January 18, 1996                 ----------------------------------------
                                                 James G. Treybig


Dated January 18, 1996                 TANDEM COMPUTERS INCORPORATED



                                       By    /s/ Thomas J. Perkins
                                         --------------------------------------
                                                 Thomas J. Perkins


Dated January 18, 1996                 MORRISON & FORESTER



                                       By        /s/ Bruce Alan Mann
                                         --------------------------------------
                                                     Bruce Alan Mann
                                                      Attorneys for
                                              Tandem Computers Incorporated


Dated January 18, 1996                 MUNGER TOLLES & OLSON



                                       By      /s/ Robert K. Johnson
                                         --------------------------------------
                                                   Robert K. Johnson
                                            Attorneys for James G. Treybig


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